UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2012

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2012, the independent members of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) approved the compensation terms for Stephen M. Bennett in connection with his previously-announced appointment as the Company’s President and Chief Executive Officer, effective July 25, 2012. In addition, on August 21, 2012, the Company entered into an employment agreement (the “Agreement”) with Mr. Bennett. The material terms of Mr. Bennett’s compensation arrangements and the Agreement are summarized below:

Base Salary and Bonus. Mr. Bennett will receive an annual base salary of $1,000,000, subject to annual review. He is also eligible for an annual bonus under the Company’s FY13 Executive Annual Incentive Plan with a target amount of 150% of base salary. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based on the Company’s achievement in fiscal year 2013 of targeted annual revenue of the Company (50% weighting); and achievement of targeted annual non-GAAP earnings per share (“non-GAAP EPS”) of the Company (50% weighting). The FY13 annual bonus payout, if any, will be prorated based on his period of employment as our President and Chief Executive Officer in fiscal 2013.

Long-Term Incentives. Mr. Bennett is eligible to receive compensation under the Company’s FY13 Long Term Incentive Plan (the “FY13 LTIP”) with a target award amount of $750,000. The actual amount of FY13 LTIP accrual for Mr. Bennett will be determined by the Compensation Committee based on the Company’s achievement in fiscal year 2013 (the “Performance Period”) of targeted operating cash flow. The payout under the FY13 LTIP, if any, will be paid following the last day of the second fiscal year following the end of the Performance Period. The long-term incentive compensation would be prorated based on his period of employment as our President and Chief Executive Officer in fiscal 2013.

Grant of Restricted Stock Units. The Board approved a grant of 115,000 restricted stock units for Mr. Bennett that will vest in four equal annual installments.

Grant of Performance-Based Restricted Stock Units. Mr. Bennett received a grant of 115,000 performance-based restricted stock units (“PRUs”) that are subject to vesting based on the Company’s achievement of (x) the same non-GAAP EPS goal for the FY13 Executive Annual Incentive Plan for fiscal 2013 and (y) the achievement of the total shareholder return (“TSR”) ranking for the Company as compared to the S&P 500 for the two year period ending at the end of fiscal 2014 and for the three year period ending at the end of fiscal 2015. In addition, notwithstanding the provisions of the PRU Agreement, Mr. Bennett’s Conditional PRU Award (as defined in the PRU Agreement) shall not be less than 80,000 PRUs regardless of the Company’s actual non-GAAP EPS achievement for fiscal 2013.

Grant of Performance-Contingent Stock Units. Mr. Bennett received a grant of 450,000 performance contingent stock units (“PCSUs”) pursuant to a Performance-Contingent Restricted Stock Unit Agreement (the “PCSU Agreement”) that are subject to vesting provisions as follows:

Upon certification by the Compensation Committee at the end of each fiscal quarter, beginning with the fiscal quarter ending on September 28, 2012, that the volume weighted average closing price of the Company’s common stock is at or above $18.00, $20.00 or $22.00 (each, a “Price Threshold”), then 150,000 of the total shares subject to the PCSU (the “Shares”) shall vest upon the Company’s first achievement of the lowest Price Threshold, 300,000 of the Shares shall vest upon the Company’s first achievement of the middle Price Threshold, and all of the Shares shall vest upon the Company’s first achievement of the highest Price Threshold. In the event the Closing Average Price of $18.00, $20.00 and $22.00 is not achieved during the period ending at the end of fiscal 2015, then all PCSUs shall be forfeited.

Severance Terms. Pursuant to the Agreement, Mr. Bennett is entitled to receive certain benefits upon the involuntary termination of his employment under certain circumstances. In the event of (i) an involuntary termination of Mr. Bennett’s employment by the Company for any reason other than “Cause” (as defined in the Agreement) or (ii) Mr. Bennett’s resignation for “Good Reason” (as defined in the Agreement), and in the absence of a “Change in Control” (as defined in the Agreement), then Mr. Bennett shall generally be entitled to (u) a lump-

sum cash payment of 1.5 times his base salary and target bonus then in effect within 60 days following the termination date; (v) reimbursement of COBRA premiums for a 18-month period after the termination date; (w) acceleration of any unvested stock options and unvested restricted stock units that would have vested within eighteen (18) months of the termination date; (x) partial acceleration of any accrued but unpaid LTIP payments in accordance with the terms of the applicable Long Term Incentive Plan; (y) acceleration of up to 225,000 unvested PCSUs; and (z) acceleration of PRUs in accordance with the terms in the PRU Agreement.

In the event of (i) an involuntary termination of Mr. Bennett’s employment by the Company for any reason other than Cause, death or permanent disability or (ii) Mr. Bennett’s resignation for Good Reason, in either case that occurs (a) at the same time as, or within the twelve (12) month period following the consummation of a Change in Control or (b) within the sixty (60) day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Mr. Bennett’s termination date, then Mr. Bennett shall generally be entitled to (v) a lump-sum cash payment of 2.0 times his base salary and target bonus then in effect within 60 days following the termination date; (w) reimbursement of COBRA premiums for a 24-month period after the termination date; (x) acceleration of LTIP payments in accordance with the terms of the applicable Long Term Incentive Plan; (y) full acceleration of any then-unvested stock options, restricted stock units and PCSUs; and (z) acceleration of PRUs in accordance with the terms in the PRU Agreement.

In the event of a termination of employment on account of the death or permanent disability of Mr. Bennett, he and his spouse and/or his eligible dependents will be entitled to certain benefits, including (w) reimbursement of COBRA premiums for an 18-month period after the termination date; (x) partial acceleration of LTIP payments in accordance with the terms of the applicable Long Term Incentive Plan; (y) full acceleration of any then-unvested stock options, restricted stock units and PCSUs; and (z) partial acceleration of PRUs in accordance with the terms in the PRU Agreement.

All payments to Mr. Bennett as described in the paragraphs above are contingent upon Mr. Bennett’s execution, delivery and non-revocation of a customary release of claims in agreed form. Mr. Bennett shall not be entitled to any benefits under the agreement in the case of his involuntary termination for Cause or his resignation under circumstances that do not constitute Good Reason.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Executive Employment Agreement, dated August 21, 2012, by and between Symantec Corporation and Steve Bennett

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: August 23, 2012	By:	/S/ SCOTT C. TAYLOR
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Executive Employment Agreement, dated August 21, 2012, by and between Symantec Corporation and Steve Bennett